News Release

Contact:
Angie Yang
SVP, Director of Investor Relations &
Corporate Communications
213-251-2219
angie.yang@bankofhope.com

HOPE BANCORP REPORTS RECORD NET INCOME OF $44.6 MILLION, OR $0.33 EPS, FOR 2017 THIRD QUARTER

Q3 2017 Highlights:

•	Net income increases 10% to a record $44.6 million, or $0.33 per diluted common share

•	Net interest margin expands 8 basis points to 3.83%

•	Expands presence in Texas with opening of second full-service branch in Houston

•	Loans receivable increase organically by $147 million to $10.96 billion, or 5% on an annualized basis

•	Total assets increase 2% to $14.15 billion, or 8% on an annualized basis

LOS ANGELES - October 24, 2017 - Hope Bancorp, Inc. (the “Company”) (NASDAQ: HOPE), the holding company of Bank of Hope (the “Bank”), today reported unaudited financial results for its three- and nine-month periods ended September 30, 2017.

The mergers of Wilshire Bancorp, Inc. (“Wilshire”) with and into BBCN Bancorp, Inc. (“BBCN”) and Wilshire Bank with and into BBCN Bank were completed on July 29, 2016, and the combined companies commenced operations under the new banners of Hope Bancorp, Inc. and Bank of Hope, respectively, effective July 30, 2016. The 2017 financial results reflect full quarters of combined operations. The 2016 third quarter reflects one month of stand-alone operations of the former BBCN and two months of combined operations. As a result, the Company’s financial results for the 2017 periods may not be comparable to financial results for the corresponding 2016 periods.

For the three months ended September 30, 2017, net income increased 10% to a record $44.6 million, or $0.33 per diluted common share, from $40.7 million, or $0.30 per diluted common share, for the preceding 2017 second quarter. In the year-ago 2016 third quarter during which the mergers were completed, net income amounted to $26.1 million, or $0.22 per diluted common share, and included $11.2 million in pre-tax merger-related expenses.

“We are very pleased with the many positive trends in our financial performance that resulted in record earnings of $44.6 million for the 2017 third quarter,” said Kevin S. Kim, President and Chief Executive Officer. “Net interest income before provision for loan losses increased 6%, and our net interest margin increased by 8 basis points, reflecting a full quarter’s benefit of the June 2017 interest rate increase and the strong loan growth that occurred at the tail end of the preceding quarter. Notably, our residential mortgage operations delivered its strongest quarter since the merger with consumer residential mortgage originations of $119 million. The progress that our new institutional banking group is making with attracting a new customer base and deposit relationships also appears to be quite promising. Together with a concentrated focus on expense management and a non-core, credit-related benefit, we achieved an efficiency ratio of 44.32% for the 2017 third quarter.

“A full year following our transformational merger, Bank of Hope surpassed $14 billion in assets, and I am confident that the investments we are making in our organization today will support sustainable growth and profitability for many years to come,” said Kim.

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Financial Highlights

(dollars in thousands, except per share data) (unaudited)	At or for the Three Months Ended
	9/30/2017	6/30/2017	9/30/2016
Net income	$44,564	$40,687	$26,105
Diluted earnings per share	$0.33	$0.30	$0.22
Net interest income before provision for loan losses	$123,263	$116,820	$103,474
Net interest margin	3.83%	3.75%	3.77%
Noninterest income	$16,246	$16,115	$14,146
Noninterest expense	$61,837	$64,037	$67,846
Net loans receivable	$10,879,341	$10,736,345	$10,481,221
Deposits	$10,993,320	$10,955,101	$10,702,505
Nonaccrual loans (1)	$43,323	$47,361	$40,602
ALLL to loans receivable	0.76%	0.74%	0.76%
ALLL to nonaccrual loans (1)	193.05%	169.07%	196.98%
ALLL to nonperforming assets (1) (2)	66.51%	64.40%	68.38%
Provision for loan losses	$5,400	$2,760	$6,500
Net charge offs	$1,841	$1,345	$2,949
Return on assets (“ROA”)	1.30%	1.21%	0.89%
Return on equity (“ROE”)	9.26%	8.60%	6.59%
Efficiency ratio	44.32%	48.17%	57.68%

(1) Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $21.5 million, $15.5 million and $14.1 million at September 30, 2017, June 30, 2017 and September 30, 2016, respectively.
(2) Nonperforming assets exclude purchased credit-impaired loans totaling $20.4 million, $16.3 million and $16.4 million at September 30, 2017, June 30, 2017 and September 30, 2016, respectively.

Operating Results for the 2017 Third Quarter

The comparability of the Company’s operating results with past performance is impacted by acquisition accounting adjustments and merger-related expenses associated with past and current acquisitions. The Company provides the following supplemental information to facilitate a better understanding of financial performance. Net interest income and operating income for the three months ended September 30, 2017, June 30, 2017 and September 30, 2016 include the following pre-tax acquisition accounting adjustments and merger-related expenses associated with past and current acquisitions:

(dollars in thousands) (unaudited)	Three Months Ended
	9/30/2017	6/30/2017	9/30/2016
Accretion on purchased non-impaired loans	$4,566	$3,501	$3,111
Accretion on purchased credit-impaired loans	5,389	5,212	1,673
Amortization of premium on low income housing tax credits	(84)	(85)	(54)
Amortization of premium on acquired FHLB borrowings	357	446	1,940
Accretion of discount on acquired subordinated debt	(262)	(261)	(190)
Amortization of premium on acquired time deposits and savings	206	1,218	2,336
Amortization of core deposit intangibles	(676)	(676)	(565)
Total acquisition accounting adjustments	$9,496	$9,355	$8,251
Merger-related expenses	(260)	(562)	(11,222)
Total	$9,236	$8,793	$(2,971)

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Net Interest Income. Net interest income before provision for loan losses for the 2017 third quarter increased 6% to $123.3 million from $116.8 million in the immediately preceding second quarter, predominantly reflecting higher levels of interest and fee income on larger loan and securities portfolios, as well as an 18 basis point increase in the average loan yield. In the year-ago third quarter, net interest income before provision for loan losses amounted to$103.5 million.

The net interest margin (net interest income divided by average interest earning assets) for the 2017 third quarter increased 8 basis points to 3.83% from 3.75% in the 2017 second quarter and increased 6 basis points from 3.77% in the year-ago third quarter.

The weighted average yield on loans for the 2017 third quarter increased to 5.07% from 4.89% in the 2017 second quarter, reflecting a full quarter’s benefit from the June 2017 rate increase. Compared with the 2016 third quarter, the weighted average yield on loans increased 27 basis points.

The weighted average yield on new loans originated was 4.40% for the 2017 third quarter, compared with 4.56% in the preceding 2017 second quarter and 4.03% in the year-ago third quarter.

The weighted average cost of deposits for the 2017 third quarter increased 7 basis points to 0.75% from 0.68% in the 2017 second quarter and increased 19 basis points from the year-ago third quarter.

Noninterest Income. Noninterest income for the 2017 third quarter increased 1% to $16.2 million from $16.1 million in the 2017 second quarter. Compared with the immediately preceding 2017 second quarter, net gains on sales of SBA loans increased to $3.6 million from $3.3 million, and net gains on sales of residential mortgage loans increased to $847,000 from $352,000. These increases were largely offset by lower levels of swap fee income and recoveries on acquired charged off loans versus the 2017 second quarter. Compared with the 2016 third quarter, noninterest income increased 15% from $14.1 million, largely reflecting a nominal gain on sales of SBA loans of only $230,000.

Noninterest Expense. Noninterest expense declined 3% to $61.8 million in the 2017 third quarter from $64.0 million in the 2017 second quarter, largely reflecting a $2.8 million reversal of an off-balance sheet provision for unfunded loan commitments, partially offset by increased compensation expense. In the 2016 third quarter, total noninterest expense amounted to $67.8 million and included merger-related expenses of $11.2 million in the quarter that the merger of equals was completed.

Salaries and employee benefits expense for the 2017 third quarter increased 3% to $36.0 million from $34.9 million for the immediately preceding second quarter and increased 18% from $30.5 million in the year-ago third quarter. The total number of FTEs, excluding employees on leave, as of September 30, 2017 was 1,463, up from 1,378 as of June 30, 2017 and 1,400 as of September 30, 2016.

Income Tax Provision. The effective tax rate for the 2017 third quarter was 38.3%, compared with 38.5% for the preceding 2017 second quarter and 39.7% for the third quarter a year ago.

Balance Sheet Summary

Loans receivable increased by $146.6 million to $10.96 billion at September 30, 2017 from $10.82 billion at June 30, 2017, reflecting a 5% annualized growth rate. At September 30, 2016, loans receivable were $10.56 billion.

Total new loan originations during the 2017 third quarter amounted to $610.9 million and included SBA loan production of $67.9 million and residential mortgage loan originations of $119.9 million.

Sales of SBA loans to the secondary market and gains derived from those sales are based substantially on the production of SBA 7(a) loans. SBA 7(a) loan originations totaled $49.7 million for the third quarter of 2017, compared with $65.5 million for the second quarter of 2017 and $50.2 million for the year-ago third quarter. During

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the 2017 third quarter, the Company sold $49.9 million of its SBA loans held for sale, compared with $46.1 million in the immediately preceding second quarter and $2.4 million in the third quarter a year ago.

Aggregate pay offs and pay downs in the 2017 third quarter amounted to $447.6 million, compared with $432.1 million for the immediately preceding second quarter. In the year-ago third quarter, aggregate pay offs and paydowns totaled $357.0 million.

Total deposits at September 30, 2017 increased to $10.99 billion from $10.95 billion at June 30, 2017 and from $10.70 billion at September 30, 2016. Noninterest bearing demand deposits trended positively and accounted for 27.7%, 27.5% and 27.1% of total deposits as of September 30, 2017, June 30, 2017 and September 30, 2016, respectively.

Credit Quality

The provision for loan and lease losses for the 2017 third quarter was $5.4 million, compared with $2.8 million for the immediately preceding second quarter and $6.5 million for the year-ago third quarter.

For a more detailed understanding of the changes in the allowance for loan and lease losses (“ALLL”), the composition of the ALLL has been segmented for disclosure purposes between loans accounted for under the amortized cost method (referred to as “legacy loans”) and loans acquired through the Wilshire Bancorp, Center Financial, Pacific International and Foster Bankshares transactions (referred to as “purchased loans”). The purchased loans are further segregated between non-impaired and credit-impaired loans.

The composition of the ALLL as of September 30, 2017, June 30, 2017 and September 30, 2016 is as follows:

(dollars in thousands) (unaudited)	9/30/2017	6/30/2017	9/30/2016
Legacy loans (1)	$70,282	$65,255	$66,986
Purchased non-impaired loans (2)	2,740	2,753	938
Purchased credit-impaired loans (2)	10,611	12,066	12,052
Total ALLL	$83,633	$80,074	$79,976

Loans receivable	$10,962,974	$10,816,419	$10,561,197
ALLL coverage ratio	0.76%	0.74%	0.76%

(1)	Legacy loans include loans originated by the Bank’s predecessor banks, loans originated by Bank of Hope and loans that were acquired that have been refinanced as new loans.

(2)	Purchased loans were marked to fair value at acquisition date, and the ALLL reflects provisions for credit deterioration since the acquisition date.

The Company defines nonperforming loans to include delinquent loans past due 90 days or more on nonaccrual status, delinquent loans past due 90 days or more on accrual status (excluding purchased credit-impaired loans) and accruing restructured loans. Nonaccrual loans at September 30, 2017 declined to $43.3 million, or 0.40% of loans receivable, from $47.4 million, or 0.44% of loans receivable, at June 30, 2017. At September 30, 2016, nonaccrual loans amounted to $40.6 million, or 0.38% of loans receivable. Accruing restructured loans totaled $64.8 million at September 30, 2017, compared with $53.3 million at June 30, 2017 and $48.7 million at September 30, 2016. Total nonperforming loans at September 30, 2017 increased to $108.5 million, or 0.99% of loans receivable, from $102.5 million, or 0.95% of loans receivable, at June 30, 2017 and $89.5 million, or 0.85% of loans receivable, at September 30, 2016.

Nonperforming assets, including nonperforming loans and OREO, increased to $125.7 million at September 30, 2017 from $124.3 million at June 30, 2017 and $117.0 million at September 30, 2016. As a percentage of total assets, nonperforming assets was 0.89% at September 30, 2017, 0.90% at June 30, 2017 and 0.87% at September 30, 2016.

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Following are the components of criticized loan balances as of September 30, 2017, June 30, 2017 and September 30, 2016:

(dollars in thousands) (unaudited)	9/30/2017	6/30/2017	9/30/2016
Special Mention (1)	$225,228	$251,056	$308,893
Classified (1)	348,109	315,441	259,268
Criticized	$573,337	$566,498	$568,161

(1)	Balances include purchased loans which were marked to fair value on the date of acquisition.

Criticized loan balances as of September 30, 2017 were relatively stable when compared with the preceding second quarter and year-ago third quarter. The variance in the criticized loan balance from the 2017 second quarter reflects the migration of loans from special mention to classified, which has been accounted for in the provision for loan losses for the 2017 third quarter.

For the 2017 third quarter, net charge offs totaled $1.8 million, or 0.07% of average loans receivable on an annualized basis. This compares with 2017 second quarter net charge offs of $1.3 million, or 0.05% of average loans receivable on an annualized basis, and $2.9 million, or 0.13% of average loans receivable on an annualized basis, for the year-ago third quarter.

The ALLL at September 30, 2017 was $83.6 million, or 0.76% of loans receivable (excluding loans held for sale), compared with $80.1 million, or 0.74% of loans receivable (excluding loans held for sale), at June 30, 2017 and $80.0 million, or 0.76% of loans receivable (excluding loans held for sale), at September 30, 2016. The coverage ratio of the ALLL to nonperforming loans (excluding purchased credit-impaired loans) was 77.05% at September 30, 2017, compared with 78.12% at June 30, 2017 and 89.36% at September 30, 2016.

Impaired loans (defined as loans for which it is probable that not all principal and interest payments due will be collected in accordance with the contractual terms) totaled $108.5 million at September 30, 2017, compared with $100.7 million at June 30, 2017 and $128.1 million at September 30, 2016.

Capital

At September 30, 2017, the Company continued to exceed all regulatory capital requirements to be generally classified as a “well-capitalized” financial institution, as summarized in the following table:

	9/30/2017	6/30/2017	9/30/2016	Minimum Guideline for “Well-Capitalized” Institution
Common Equity Tier 1 Capital	12.29%	12.18%	11.96%	6.50%
Tier 1 Leverage Ratio	11.78%	11.80%	13.02%	5.00%
Tier 1 Risk-based Ratio	13.10%	13.00%	12.79%	8.00%
Total Risk-based Ratio	13.81%	13.70%	13.51%	10.00%

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Tangible common equity per share and as a percentage of tangible assets are summarized in the following table:

	9/30/2017	6/30/2017	9/30/2016
Tangible common equity per share (1)	$10.72	$10.52	$10.14
Tangible common equity to tangible assets (1)	10.63%	10.64%	10.52%

(1)
Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and net other intangible assets divided by total assets less goodwill and net other intangible assets. Management reviews tangible common equity to tangible assets in evaluating the Company’s capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital. The accompanying financial information includes a reconciliation of the ratio of tangible common equity to tangible assets with stockholders’ equity to total assets.

Investor Conference Call

The Company will host an investor conference call on Wednesday, October 25, 2017 at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review financial results for the third quarter ended September 30, 2017. Investors and analysts are invited to access the conference call by dialing 866-235-9917 (domestic) or 412-902-4103 (international), and asking for the “Hope Bancorp Call.” Other interested parties are invited to listen to a live webcast of the call available at the Investor Relations section of Hope Bancorp’s website at www.ir-hopebancorp.com. By including the foregoing website address, the Company does not intend to and shall not be deemed to incorporate by reference any material contained therein. After the live webcast, a replay will remain available in the Investor Relations section of Hope Bancorp’s website for one year. A telephonic replay of the call will be available at 877-344-7529 (domestic) or 412-317-0088 (international) for one week through November 1, 2017, replay access code 10112701.

About Hope Bancorp, Inc.

Hope Bancorp, Inc. is the holding company of Bank of Hope, the first and only super regional Korean-American bank in the United States with $14.2 billion in total assets as of September 30, 2017. Headquartered in Los Angeles and serving a multi-ethnic population of customers across the nation, Bank of Hope operates 64 full-service branches in California, Washington, Texas, Illinois, New York, New Jersey, Virginia, Georgia and Alabama. The Bank also operates SBA loan production offices in Seattle, Denver, Dallas, Atlanta, and Portland, Oregon; a commercial loan production office in Fremont, California; residential mortgage loan production offices in California; and a representative office in Seoul, Korea. Bank of Hope specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and commercial lending, SBA lending and international trade financing. Bank of Hope is a California-chartered bank, and its deposits are insured by the FDIC to the extent provided by law. Bank of Hope is an Equal Opportunity Lender. For additional information, please go to bankofhope.com. By including the foregoing website address, the registrant does not intent to and shall not be deemed to incorporate by reference any material contained therein.

Forward-Looking Statements

Some statements in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, expectations regarding the business environment in which we operate, projections of future performance, perceived opportunities in the market, and statements regarding our business strategies, objectives and vision. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions. With respect to any such forward-looking statements, the Company claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. Our actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. The risks and uncertainties include, but are not limited to: the Company’s inability to remediate its

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presently identified material weaknesses or to do so in a timely manner, the possibility that additional material weaknesses may arise in the future, and that a material weakness may have an impact on our reported financial results; possible deterioration in economic conditions in our areas of operation; interest rate risk associated with volatile interest rates and related asset-liability matching risk; liquidity risks; risk of significant non-earning assets, and net credit losses that could occur, particularly in times of weak economic conditions or times of rising interest rates; and regulatory risks associated with current and future regulations. For additional information concerning these and other risk factors, see Part I, Item 1A. Risk Factors contained in our Annual Report on Form 10-K for the year ended December 31, 2016 and Part II, Item 1A., Risk Factors, contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017. The Company does not undertake, and specifically disclaims any obligation, to update any forward looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law

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Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share data)

Assets	9/30/2017	6/30/2017	% change	12/31/2016	% change	9/30/2016	% change
Cash and due from banks	$405,296	$446,415	(9)%	$437,334	(7)%	$443,903	(9)%
Securities available for sale, at fair value	1,868,309	1,680,382	11%	1,556,740	20%	1,558,719	20%
Federal Home Loan Bank (“FHLB”), Federal Reserve Bank (“FRB”) stock and other investments	82,141	66,313	24%	66,166	24%	69,119	19%
Loans held for sale, at the lower of cost or fair value	11,425	16,927	(33)%	22,785	(50)%	58,186	(80)%
Loans receivable	10,962,974	10,816,419	1%	10,543,332	4%	10,561,197	4%
Allowance for loan losses	(83,633)	(80,074)	(4)%	(79,343)	(5)%	(79,976)	(5)%
Net loans receivable	10,879,341	10,736,345	1%	10,463,989	4%	10,481,221	4%
Accrued interest receivable	29,145	25,640	14%	26,880	8%	24,165	21%
Premises and equipment, net	55,838	52,565	6%	55,316	1%	53,966	3%
Bank owned life insurance	74,514	74,113	1%	73,696	1%	73,290	2%
Goodwill	464,450	464,450	—%	462,997	—%	464,419	—%
Servicing assets	25,079	25,338	(1)%	26,457	(5)%	26,529	(5)%
Other intangible assets, net	17,198	17,874	(4)%	19,226	(11)%	19,968	(14)%
Other assets	237,285	252,855	(6)%	229,836	3%	237,144	—%
Total assets	14,150,021	13,859,217	2%	13,441,422	5%	13,510,629	5%

Liabilities
Deposits	$10,993,320	$10,955,101	—%	$10,642,035	3%	$10,702,505	3%
Borrowings from FHLB	1,018,046	793,403	28%	754,290	35%	754,739	35%
Subordinated debentures	100,590	100,328	—%	99,808	1%	99,548	1%
Accrued interest payable	13,740	11,855	16%	10,863	26%	9,708	42%
Other liabilities	89,894	92,236	(3)%	78,953	14%	89,558	—%
Total liabilities	12,215,590	11,952,923	2%	11,585,949	5%	11,656,058	5%

Stockholders’ Equity
Common stock, $0.001 par value; authorized, 150,000,000 shares at September 30, 2017, June 30, 2017, March 31, 2017, December 31, 2016, and September 30, 2016	$135	$135	—%	$135	—%	$135	—%
Capital surplus	1,403,586	1,402,303	—%	1,400,490	—%	1,400,915	—%
Retained earnings	540,921	513,945	5%	469,505	15%	445,104	22%
Accumulated other comprehensive income (loss), net	(10,211)	(10,089)	(1)%	(14,657)	30%	8,417	(221)%
Total stockholders’ equity	1,934,431	1,906,294	1%	1,855,473	4%	1,854,571	4%
Total liabilities and stockholders’ equity	$14,150,021	$13,859,217	2%	$13,441,422	5%	$13,510,629	5%

Table Page 1

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	Three Months Ended					Nine Months Ended
	9/30/2017	6/30/2017	% change	9/30/2016	% change	9/30/2017	9/30/2016	% change
Interest income:
Interest and fees on loans	$136,822	$128,515	6%	$112,132	22%	$388,631	$266,336	46%
Interest on securities	9,540	8,741	9%	6,645	44%	26,394	18,051	46%
Interest on federal funds sold and other investments	1,281	1,277	—%	775	65%	3,894	2,160	80%
Total interest income	147,643	138,533	7%	119,552	23%	418,919	286,547	46%

Interest expense:
Interest on deposits	20,376	18,114	12%	13,017	57%	53,001	33,276	59%
Interest on other borrowings	4,004	3,599	11%	3,061	31%	10,930	7,125	53%
Total interest expense	24,380	21,713	12%	16,078	52%	63,931	40,401	58%

Net interest income before provision for loan losses	123,263	116,820	6%	103,474	19%	354,988	246,146	44%
Provision for loan losses	5,400	2,760	96%	6,500	(17)%	13,760	8,200	68%
Net interest income after provision for loan losses	117,863	114,060	3%	96,974	22%	341,228	237,946	43%

Noninterest income:
Service fees on deposit accounts	5,151	5,179	(1)%	4,778	8%	15,668	10,363	51%
Net gains on sales of SBA loans	3,631	3,267	11%	230	1,479%	10,148	5,090	99%
Net gains on sales of other loans	847	352	141%	1,476	(43)%	1,619	1,519	7%
Net gains on sales of securities available for sale	—	—	—%	948	(100)%	—	948	(100)%
Other income and fees	6,617	7,317	(10)%	6,714	(1)%	22,529	15,707	43%
Total noninterest income	16,246	16,115	1%	14,146	15%	49,964	33,627	49%

Noninterest expense:
Salaries and employee benefits	35,987	34,946	3%	30,456	18%	105,099	73,782	42%
Occupancy	7,131	7,154	—%	6,889	4%	21,479	16,626	29%
Furniture and equipment	3,642	3,556	2%	3,297	10%	10,611	7,921	34%
Advertising and marketing	2,217	2,394	(7)%	2,306	(4)%	8,035	4,845	66%
Data processing and communications	3,221	2,676	20%	3,199	1%	9,503	7,499	27%
Professional fees	3,239	3,260	(1)%	1,898	71%	10,401	4,255	144%
FDIC assessment	1,262	1,004	26%	1,564	(19)%	3,276	3,697	(11)%
Credit related expenses	(2,487)	113	N/A	810	N/A	(491)	2,142	N/A
Other real estate owned (“OREO”) expense, net	678	1,188	(43)%	(423)	N/A	2,863	1,138	152%
Merger-related expenses	260	562	(54)%	11,222	(98)%	1,769	13,962	(87)%
Other	6,687	7,184	(7)%	6,628	1%	21,028	12,377	70%
Total noninterest expense	61,837	64,037	(3)%	67,846	(9)%	193,573	148,244	31%
Income before income taxes	72,272	66,138	9%	43,274	67%	197,619	123,329	60%
Income tax provision	27,708	25,451	9%	17,169	61%	76,158	50,212	52%
Net income	$44,564	$40,687	10%	$26,105	71%	$121,461	$73,117	66%

Earnings Per Common Share:
Basic	$0.33	$0.30		$0.22		$0.90	$0.80
Diluted	$0.33	$0.30		$0.22		$0.90	$0.79

Average Shares Outstanding:
Basic	135,382,457	135,257,044		116,622,920		135,296,332	91,940,070
Diluted	135,630,912	135,613,181		116,951,074		135,661,965	92,266,245

Table Page 2

Hope Bancorp, Inc.
Selected Financial Data
Unaudited

	For the Three Months Ended (Annualized)			For the Nine Months Ended (Annualized)
Profitability measures:	9/30/2017	6/30/2017	9/30/2016	9/30/2017	9/30/2016
ROA	1.30%	1.21%	0.89%	1.20%	1.05%
ROE	9.26%	8.60%	6.59%	8.54%	8.35%
Return on average tangible equity [1]	12.36%	11.54%	8.59%	11.46%	10.03%
Net interest margin	3.83%	3.75%	3.77%	3.78%	3.76%
Efficiency ratio	44.32%	48.17%	57.68%	47.80%	52.99%

[1] Average tangible equity is calculated by subtracting average goodwill and average core deposit intangible assets from average stockholders’ equity. This is a non-GAAP measure that we believe provides investors with information that is useful in understanding our financial performance and position.

Table Page 3

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended			Three Months Ended			Three Months Ended
	9/30/2017			6/30/2017			9/30/2016
		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans receivable, including loans held for sale	$10,712,856	$136,822	5.07%	$10,536,428	$128,515	4.89%	$9,292,814	$112,132	4.80%
Securities available for sale	1,743,610	9,540	2.17%	1,609,310	8,741	2.18%	1,406,919	6,645	1.89%
FRB and FHLB stock and other investments	299,305	1,281	1.70%	364,906	1,277	1.40%	237,981	775	1.30%
Total interest earning assets	$12,755,771	$147,643	4.59%	$12,510,644	$138,533	4.44%	$10,937,714	$119,552	4.35%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest bearing	$3,526,846	$8,127	0.91%	$3,457,412	$7,974	0.93%	$2,924,340	$5,932	0.81%
Savings	258,383	348	0.53%	280,188	279	0.40%	268,424	311	0.46%
Time deposits	4,053,577	11,901	1.16%	4,012,838	9,861	0.99%	3,600,400	6,774	0.75%
Total interest bearing deposits	7,838,806	20,376	1.03%	7,750,438	18,114	0.94%	6,793,164	13,017	0.76%
FHLB advances	764,691	2,698	1.40%	713,858	2,338	1.31%	698,081	2,161	1.23%
Other borrowings	96,524	1,306	5.29%	96,218	1,261	5.18%	78,828	900	4.47%
Total interest bearing liabilities	8,700,021	$24,380	1.11%	8,560,514	$21,713	1.02%	7,570,073	$16,078	0.84%
Noninterest bearing demand deposits	2,993,441			2,929,656			2,535,015
Total funding liabilities/cost of funds	$11,693,462		0.83%	$11,490,170		0.76%	$10,105,088		0.63%
Net interest income/net interest spread		$123,263	3.48%		$116,820	3.42%		$103,474	3.51%
Net interest margin			3.83%			3.75%			3.77%
Cost of deposits:
Noninterest bearing demand deposits	$2,993,441			$2,929,656			$2,535,015
Interest bearing deposits	7,838,806	20,376	1.03%	7,750,438	18,114	0.94%	6,793,164	13,017	0.76%
Total deposits	$10,832,247	$20,376	0.75%	$10,680,094	$18,114	0.68%	$9,328,179	$13,017	0.56%

Table Page 4

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Nine Months Ended			Nine Months Ended
	9/30/2017			9/30/2016
		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans receivable, including loans held for sale	$10,544,898	388,631	4.93%	$7,347,740	$266,336	4.84%
Securities available for sale	1,640,784	26,394	2.15%	1,171,816	18,051	2.06%
FRB and FHLB stock and other investments	362,265	$3,894	1.44%	230,993	2,160	1.25%
Total interest earning assets	$12,547,947	$418,919	4.46%	$8,750,549	$286,547	4.37%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest bearing	$3,474,077	$23,291	0.90%	$2,310,000	$14,083	0.81%
Savings	277,264	914	0.44%	211,255	962	0.61%
Time deposits	4,025,360	28,796	0.96%	2,916,868	18,231	0.83%
Total interest bearing deposits	7,776,701	53,001	0.91%	5,438,123	33,276	0.82%
FHLB advances	714,048	$7,176	1.34%	598,672	5,370	1.20%
Other borrowings	96,220	3,754	5.14%	53,593	1,755	4.30%
Total interest bearing liabilities	8,586,969	$63,931	1.00%	6,090,388	$40,401	0.89%
Noninterest bearing demand deposits	2,930,937			1,947,673
Total funding liabilities/cost of funds	$11,517,906		0.74%	$8,038,061		0.67%
Net interest income/net interest spread		$354,988	3.46%		$246,146	3.48%
Net interest margin			3.78%			3.76%
Cost of deposits:
Noninterest bearing demand deposits	$2,930,937			$1,947,673
Interest bearing deposits	7,776,701	53,001	0.91%	5,438,123	33,276	0.82%
Total deposits	$10,707,638	$53,001	0.66%	$7,385,796	$33,276	0.60%

Table Page 5

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended					Nine Months Ended
AVERAGE BALANCES:	9/30/2017	6/30/2017	% change	9/30/2016	% change	9/30/2017	9/30/2016	% change
Loans receivable, including loans held for sale	$10,712,856	$10,536,428	2%	$9,292,814	15%	$10,544,898	$7,347,740	44%
Investments	2,042,915	1,974,216	3%	1,644,900	24%	2,003,049	1,402,809	43%
Interest earning assets	12,755,771	12,510,644	2%	10,937,714	17%	12,547,947	8,750,549	43%
Total assets	13,737,532	13,470,745	2%	11,777,564	17%	13,516,139	9,279,438	46%

Interest bearing deposits	7,838,806	7,750,438	1%	6,793,164	15%	7,776,701	5,438,123	43%
Interest bearing liabilities	8,700,021	8,560,514	2%	7,570,073	15%	8,586,969	6,090,388	41%
Noninterest bearing demand deposits	2,993,441	2,929,656	2%	2,535,015	18%	2,930,937	1,947,673	50%
Stockholders’ equity	1,924,444	1,892,126	2%	1,585,100	21%	1,895,393	1,167,747	62%
Net interest earning assets	4,055,750	3,950,130	3%	3,367,641	20%	3,960,978	2,660,161	49%

LOAN PORTFOLIO COMPOSITION:	9/30/2017	6/30/2017	% change	12/31/2016	% change	9/30/2016	% change
Commercial loans	$2,005,290	$1,925,503	4%	$1,986,949	(3)%	$2,011,913	—%
Real estate loans	8,438,064	8,432,395	—%	8,154,570	3%	8,158,871	3%
Consumer and other loans	521,459	460,446	13%	403,470	14%	392,608	33%
Loans outstanding	10,964,813	10,818,344	1%	10,544,989	3%	10,563,392	4%
Unamortized deferred loan fees - net of costs	(1,839)	(1,925)	4%	(1,657)	(11)%	(2,195)	16%
Loans, net of deferred loan fees and costs	10,962,974	10,816,419	1%	10,543,332	3%	10,561,197	4%
Allowance for loan losses	(83,633)	(80,074)	(4)%	(79,343)	(5)%	(79,976)	(5)%
Loan receivable, net	$10,879,341	$10,736,345	1%	$10,463,989	3%	$10,481,221	4%

REAL ESTATE LOANS BY PROPERTY TYPE:	9/30/2017	6/30/2017	% change	12/31/2016	% change	9/30/2016	% change
Retail buildings	$2,314,867	$2,260,091	2%	$2,163,075	4%	$2,136,128	8%
Hotels/motels	1,595,787	1,606,334	(1)%	1,605,787	—%	1,599,985	—%
Gas stations/car washes	979,378	973,266	1%	946,364	3%	962,643	2%
Mixed-use facilities	614,255	605,379	1%	563,484	7%	546,177	12%
Warehouses	913,217	929,034	(2)%	892,100	4%	912,818	—%
Multifamily	435,088	433,414	—%	423,084	2%	426,257	2%
Other	1,585,472	1,624,877	(2)%	1,560,676	4%	1,574,863	1%
Total	$8,438,064	$8,432,395	—%	$8,154,570	3%	$8,158,871	3%

DEPOSIT COMPOSITION	9/30/2017	6/30/2017	% change	12/31/2016	% change	9/30/2016	% change
Noninterest bearing demand deposits	$3,049,998	$3,016,538	1%	$2,900,241	5%	$2,903,658	5%
Money market and other	3,685,973	3,563,404	3%	3,401,446	8%	3,318,728	11%
Saving deposits	243,042	275,272	(12)%	301,906	(19)%	304,719	(20)%
Time deposits of $250,000 or more	1,252,747	1,127,941	11%	1,077,024	16%	1,075,020	17%
Other time deposits	2,761,560	2,971,946	(7)%	2,961,418	(7)%	3,100,380	(11)%
Total deposit balances	$10,993,320	$10,955,101	—%	$10,642,035	3%	$10,702,505	3%

DEPOSIT COMPOSITION (%)	9/30/2017	6/30/2017		12/31/2016		9/30/2016
Noninterest bearing demand deposits	27.7%	27.5%		27.3%		27.1%
Money market and other	33.5%	32.5%		32.0%		31.0%
Saving deposits	2.2%	2.5%		2.8%		2.9%
Time deposits of $250,000 or more	11.4%	10.3%		10.1%		10.0%
Other time deposits	25.2%	27.2%		27.8%		29.0%
Total deposit balances	100.0%	100.0%		100.0%		100.0%

Table Page 6

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

CAPITAL RATIOS:	9/30/2017	6/30/2017	12/31/2016	9/30/2016
Total stockholders’ equity	$1,934,431	$1,906,294	$1,855,473	$1,854,571
Common Equity Tier 1 ratio	12.29%	12.18%	12.10%	11.96%
Tier 1 risk-based capital ratio	13.10%	13.00%	12.92%	12.79%
Total risk-based capital ratio	13.81%	13.70%	13.64%	13.51%
Tier 1 leverage ratio	11.78%	11.80%	11.49%	13.02%
Total risk weighted assets	$11,935,561	$11,814,607	11,575,944	11,491,204
Book value per common share	$14.28	$14.09	$13.72	$13.73
Tangible common equity to tangible assets [2]	10.63%	10.64%	10.60%	10.52%
Tangible common equity per share [2]	$10.72	$10.52	$10.15	$10.14

[2] Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and core deposit intangible assets, net divided by total assets less goodwill and core deposit intangible assets, net. Management reviews tangible common equity to tangible assets in evaluating the Company’s capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital.

Reconciliation of GAAP financial measures to non-GAAP financial measures:
	Three Months Ended
	9/30/2017	6/30/2017	9/30/2016
TANGIBLE COMMON EQUITY
Total stockholders’ equity	$1,934,431	$1,906,294	$1,854,571
Less: Goodwill and core deposit intangible assets, net	(481,648)	(482,324)	(484,387)
Tangible common equity	$1,452,783	$1,423,970	$1,370,184

Total assets	$14,150,021	$13,859,217	$13,510,629
Less: Goodwill and core deposit intangible assets, net	(481,648)	(482,324)	(484,387)
Tangible assets	$13,668,373	$13,376,893	$13,026,242

Common shares outstanding	135,467,176	135,297,678	135,109,641

Tangible common equity to tangible assets	10.63%	10.64%	10.52%
Tangible common equity per share	10.72	$10.52	$10.14

	Three Months Ended					Nine Months Ended
ALLOWANCE FOR LOAN LOSSES:	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	9/30/2017	9/30/2016
Balance at beginning of period	$80,074	$78,659	$79,343	$79,976	$76,425	$79,343	$76,408
Provision for loan losses	5,400	2,760	5,600	800	6,500	13,760	8,200
Recoveries	3,072	777	321	452	1,009	4,170	2,443
Charge offs	(4,913)	(2,122)	(6,605)	(1,885)	(3,958)	(13,640)	(7,075)
Balance at end of period	$83,633	$80,074	$78,659	$79,343	$79,976	$83,633	$79,976
Net charge offs/average loans receivable (annualized)	0.07%	0.05%	0.24%	0.05%	0.13%	0.07%	0.13%

	Three Months Ended					Nine Months Ended
NET CHARGED OFF (RECOVERED) LOANS BY TYPE:	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	9/30/2017	9/30/2016
Real estate loans	$314	$830	$1,444	$(45)	$127	$2,588	$(245)
Commercial loans	1,293	276	4,564	1,000	2,663	6,133	4,691
Consumer loans	234	239	276	478	159	749	186
Total net charge offs	$1,841	$1,345	$6,284	$1,433	$2,949	$9,470	$4,632

Table Page 7

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

NONPERFORMING ASSETS	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Delinquent loans on nonaccrual status [3]	$43,323	$47,361	$37,009	$40,074	$40,602
Delinquent loans 90 days or more on accrual status [4]	407	1,850	275	305	192
Accruing troubled debt restructured loans	64,807	53,290	48,984	48,874	48,701
Total nonperforming loans	108,537	102,501	86,268	89,253	89,495
Other real estate owned	17,208	21,839	19,096	21,990	27,457
Total nonperforming assets	$125,745	$124,340	$105,364	$111,243	$116,952
Nonperforming assets/total assets	0.89%	0.90%	0.78%	0.83%	0.87%
Nonperforming assets/loans receivable & OREO	1.15%	1.15%	1.00%	1.05%	1.10%
Nonperforming assets/total capital	6.50%	6.52%	5.61%	6.00%	6.31%
Nonperforming loans/loans receivable	0.99%	0.95%	0.82%	0.85%	0.85%
Nonaccrual loans/loans receivable	0.40%	0.44%	0.35%	0.38%	0.38%
Allowance for loan losses/loans receivable	0.76%	0.74%	0.75%	0.75%	0.76%
Allowance for loan losses/nonaccrual loans	193.05%	169.07%	212.54%	197.99%	196.98%
Allowance for loan losses/nonperforming loans	77.05%	78.12%	91.18%	88.90%	89.36%
Allowance for loan losses/nonperforming assets	66.51%	64.40%	74.65%	71.32%	68.38%

[3]    Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $21.5 million, $15.5 million, $15.2 million, $15.9 million, and $14.1 million, at September 30, 2017, June 30, 2017, March 31, 2017, December 31, 2016, and September 30, 2016, respectively.

[4]    Excludes Acquired Credit Impaired Loans that are delinquent 90 or more days totaling $20.4 million, $16.3 million, $17.3 million, $19.6 million, and $16.4 million, at September 30, 2017, June 30, 2017, March 31, 2017, December 31, 2016, and September 30, 2016, respectively.

BREAKDOWN OF ACCRUING TROUBLED DEBT RESTRUCTURED LOANS BY TYPE:	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Retail buildings	$6,807	$6,396	$5,794	$5,832	$5,876
Hotels/motels	1,279	1,287	1,300	1,305	1,315
Gas stations/car washes	—	—	—	—	829
Mixed-use facilities	131	133	134	889	895
Warehouses	5,185	5,253	5,321	5,379	5,449
Other [5]	51,405	40,221	36,435	35,469	34,337
Total	$64,807	$53,290	$48,984	$48,874	$48,701

[5] Includes commercial business and other loans

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Legacy
30 - 59 days	$8,857	$5,910	$10,198	$6,253	$3,580
60 - 89 days	3,572	11,740	3,978	6,720	1,100
Total	$12,429	$17,650	$14,176	$12,973	$4,680

Acquired
30 - 59 days	$1,429	$6,373	$5,249	$4,015	$3,450
60 - 89 days	1,687	996	1,007	1,049	1,169
Total	$3,116	$7,369	$6,256	$5,064	$4,619

Total delinquent loans 30-89 days past due	$15,545	$25,019	$20,432	$18,037	$9,299

Table Page 8

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

DELINQUENT LOANS 30-89 DAYS PAST DUE BY TYPE	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Legacy
Real estate loans	$7,850	$14,126	$12,575	$10,896	$2,678
Commercial loans	3,771	3,333	1,404	2,010	1,866
Consumer loans	808	191	198	67	136
Total delinquent loans 30-89 days past due - legacy	$12,429	$17,650	$14,177	$12,973	$4,680

Acquired
Real estate loans	$2,323	$5,786	$5,211	$2,721	$3,761
Commercial loans	793	1,519	360	1,987	858
Consumer loans	—	64	684	356	—
Total delinquent loans 30-89 days past due - acquired	$3,116	$7,369	$6,255	$5,064	$4,619

Total delinquent loans 30-89 days past due	$15,545	$25,019	$20,432	$18,037	$9,299

NONACCRUAL LOANS BY TYPE	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Real estate loans	$31,453	$33,503	$26,550	$27,522	$24,055
Commercial loans	10,682	12,874	10,117	11,773	15,742
Consumer loans	1,188	984	342	779	805
Total nonaccrual loans	$43,323	$47,361	$37,009	$40,074	$40,602

CRITICIZED LOANS	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Legacy
Special mention	$131,785	$152,373	$127,431	$127,562	$168,289
Substandard	197,993	177,097	167,748	162,942	124,938
Doubtful	216	2,208	233	95	441
Loss	—	—	—	—	—
Total criticized loans - legacy	$329,994	$331,678	$295,412	$290,599	$293,668

Acquired
Special mention	$93,443	$98,684	$98,536	$116,094	$140,604
Substandard	148,615	134,474	139,964	148,164	131,398
Doubtful	1,285	1,660	2,051	1,854	2,624
Loss	—	—	—	—	(133)
Total criticized loans - acquired	$243,343	$234,818	$240,551	$266,112	$274,493

Total criticized loans	$573,337	$566,496	$535,963	$556,711	$568,161

Table Page 9